                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                          11-2578230
           (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
         OF INCORPORATION OR ORGANIZATION)

                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 582-5900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 IRWIN SELINGER
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 582-5900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                               RICHARD S. KOLODNY
                        VICE PRESIDENT, GENERAL COUNSEL
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 582-5900

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF SHARES            AMOUNT           AGGREGATE PRICE         AGGREGATE            AMOUNT OF
    TO BE REGISTERED      TO BE REGISTERED        PER UNIT(1)       OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock,
  $.025 Par Value.......       1,260,000           $14.21875           $17,915,625           $5,285.11
============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on average high and low prices for the Company's Common Stock on the New York Stock Exchange consolidated reporting system on January 26, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 1998

PROSPECTUS

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                1,260,000 SHARES
                                  COMMON STOCK

                            ------------------------

     The 1,260,000 shares of the common stock, par value $.025 per share (the "Common Stock"), of Graham-Field Health Products, Inc. (the "Company"), offered hereby are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The outstanding Common Stock of the Company is, and the Common Stock offered hereby will be, listed on the New York Stock Exchange (the "NYSE"). On January 29, 1998, the last reported sale price of the Common Stock on the NYSE was $16.0625 per share.

                            ------------------------

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. Any or all of the Common Stock covered by this Prospectus may be sold, from time to time, by means of the transactions described under "Plan of Distribution" below.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute any offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                THE DATE OF THIS PROSPECTUS IS JANUARY 30, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information filed by the Company with the Commission through its Electronic Data Gathering Analysis and Retrieval (EDGAR) System. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock, $.025 par value, of the Company (the "Common Stock") offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.
                            ------------------------

     No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Stockholders set forth under "Selling Stockholders" or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A-3 dated December 23, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, as amended by Form 10-Q/A dated July 9, 1997;

          (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

          (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997;

          (e) The Company's Current Report on Form 8-K dated as of March 12, 1997, as amended by Form 8-K/A dated as of May 12, 1997 (Date of Event:
     February 28, 1997);

          (f) The Company's Current Report on Form 8-K dated as of March 20, 1997, as amended by Form 8-K/A dated as of May 19, 1997 (Date of Event:
     March 7, 1997);

          (g) The Company's Current Report on Form 8-K dated as of May 14, 1997 (Date of Event: May 1, 1997);

          (h) The Company's Current Report on Form 8-K dated as of June 25, 1997 (Date of Event: June 25, 1997);

          (i) The Company's Current Report on Form 8-K dated as of July 17, 1997 (Date of Event: July 17, 1997);

          (j) The Company's Current Report on Form 8-K dated as of September 2, 1997 (Date of Event: August 28, 1997);

          (k) The Company's Current Report on Form 8-K dated as of September 11, 1997 (Date of Event: September 5, 1997);

          (l) The Proxy Statement/Consent Solicitation Statement/Prospectus dated December 19, 1997 contained in the Company's Registration Statement on Form S-4/A (Reg. No. 333-42561); and

          (m) The Company's Current Report on Form 8-K dated as of December 31, 1997 (Date of Event: December 31, 1997).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon such person's written or oral request, a copy of any and all of the information filed by the Company that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such copies should be directed to the Company at 400 Rabro Drive East, Hauppauge, New York 11788, Attention: Corporate Secretary (telephone number (516) 582-5900).

                                  THE COMPANY

     The information set forth below under "General" does not give effect to the Company's acquisition of Fuqua Enterprises, Inc. ("Fuqua"), a Delaware corporation, on December 30, 1997. See "-- Fuqua Enterprises, Inc."

GENERAL

     The Company and its wholly owned subsidiaries (collectively, the "Company") manufacture, market and distribute medical, surgical and a broad range of other healthcare products targeting the home healthcare and medical/surgical markets through a network of dealers and other customers in North America. The Company also markets and distributes its products throughout Europe, Central and South America, and Asia.

     The Company markets and distributes products under its own brand names and under suppliers' names throughout the world. The Company maintains distribution and manufacturing facilities in the United States, Canada, Mexico and Puerto Rico. The Company continuously seeks to expand its product lines by increasing the number of distributorship agreements with suppliers, forming strategic alliances and acquiring other companies and product lines. The Company's products are marketed principally to hospital, nursing home, physician and home healthcare dealers, and healthcare product wholesalers and retailers, including drug stores, catalog companies, pharmacies and home-shopping related businesses.

     The Company's principal products and product lines include durable medical equipment (such as wheelchairs, homecare beds, ambulatory aids, bathroom and safety equipment and power wheelchair seating systems), sphygmomanometers (blood pressure measuring devices), stethoscopes, ECG instruments, electronic thermometers, infrared heat treatment devices, adult incontinence products, nutritional supplements, specialty cushions and mattresses for the treatment and prevention of pressure sores, medicated and rubber elastic bandages, respiratory equipment and supplies, urologicals, ostomy products, wound care products, infection control products, first aid supplies, laboratory supplies, antiseptics, topical anesthetics and sterile disposable medical products. By offering a wide range of products from a single source, the Company enables its customers to reduce purchasing costs associated with the purchasing process, including transaction, freight and inventory expenses. During the year ended December 31, 1996, approximately 28% of the Company's revenues were derived from products manufactured by the Company, approximately 18% were derived from imported products, and approximately 54% were derived from products purchased from domestic sources, which includes products purchased from Everest & Jennings International Ltd. ("Everest & Jennings"), which was acquired by the Company on November 27, 1996.

     The Company was organized under the laws of the State of Delaware on April 6, 1981 under the name, Patient Technology, Inc. On May 27, 1988, the Company changed its name to Graham-Field Health Products, Inc. Except where the context otherwise requires, the word "Company" as used herein includes all of its subsidiaries. The Company's executive offices are located at 400 Rabro Drive East, Hauppauge, New York 11788 and its telephone number is (516) 582-5900.

FUQUA ENTERPRISES, INC.

     On December 30, 1997, the Company acquired Fuqua pursuant to the terms and provisions of the Agreement and Plan of Merger dated as of September 5, 1997 and amended as of September 29, 1997 (the "Merger Agreement"), by and among the Company, Fuqua and GFHP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"). Under the terms of the Merger Agreement, Sub was merged with and into Fuqua with Fuqua continuing as the surviving corporation wholly-owned by the Company ("the Merger").

     In the Merger, each share of Fuqua Common Stock, par value $2.50 per share (the "Fuqua Common Stock"), other than shares of Fuqua Common Stock canceled pursuant to the Merger Agreement, was converted into the right to receive 2.1 shares of Common Stock.

     Fuqua through its subsidiaries, is a manufacturer of a variety of medical products for the acute, long-term and home healthcare markets (the "Medical Products Operations"). The Medical Products Operations were formed through the acquisition of three businesses; Basic American Medical Products, Inc., ("Basic") a leading manufacturer and supplier of beds and patient room furnishings to the long-term care industry; the medical products operations of Lumex Medical Products, Inc., a leading manufacturer and supplier of patient aids, specialty seating products, bathroom safety products and durable medical products to the home healthcare industry; and Prism Enterprises, Inc., which produces heat and cold packs as well as obstetrical vacuum pumps. Fuqua also produce a broad line of leathers that were sold to manufacturers of shoes, handbags, personal leather goods and furniture in both the United States and foreign markets (the "Leather Operations"). On January 27, 1998, the Company sold the Leather Operation for approximately $68,000,000 to a management group. The purchase price consisted of approximately $60,200,000 in cash, preferred stock with a stated value of $4,250,000, the assumption of debt of about $2,300,000 and other consideration of about $1,400,000.

     In accordance with the terms of the Merger Agreement, Mr. Gene J. Minotto ("Mr. Minotto"), the President and Chief Executive Officer of Basic, and Minotto Partners, L.P., received in the aggregate 1,260,000 shares of Common Stock in exchange for their shares of Fuqua Common Stock.

     The Company also entered into a registration rights agreement dated as of November 25, 1997 (the "Registration Rights Agreement"), with Mr. Minotto and Minotto Partners, L.P. (collectively, the "Selling Stockholders") pursuant to which the Company agreed to register for resale the shares of Common Stock acquired by the Selling Stockholders pursuant to the Merger Agreement.

                              SELLING STOCKHOLDERS

     The Selling Stockholders acquired the 1,260,000 shares of Common Stock offered hereby from the Company pursuant to the Merger Agreement. The Company has agreed to register the Common Stock offered hereby, and may from time to time supplement or amend this Prospectus, as required, to provide additional information with respect to the Selling Stockholders.

     The table set forth below contains certain information regarding ownership of Common Stock by the Selling Stockholders. The Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus.

                                    TABLE I

                                                        SHARES OF                         NO. OF
                                                         COMMON         SHARES OF       SHARES OF
                                                       STOCK OWNED       COMMON        COMMON STOCK
                                                        PRIOR TO       STOCK BEING     OWNED AFTER
                 SELLING STOCKHOLDER                    OFFERING         OFFERED       OFFERING(1)
-----------------------------------------------------  -----------     -----------     ------------
Gene J. Minotto(2)...................................     630,000         630,000              0
Minotto Partners, L.P.(3)............................     630,000         630,000              0
                                                        ---------       ---------            ---
          Total......................................   1,260,000       1,260,000             --
                                                        =========       =========            ===

---------------
(1) The calculation of the number of shares of Common Stock owned after the offering assumes the sale of all shares offered hereby.

(2) Gene J. Minotto was the President and Chief Executive Officer of Basic.

(3) Minotto Partners, L.P. is a limited partnership, organized under the laws of Georgia, of which a 99% interest is held by Mr. Minotto as a limited partner, and a 1% interest is held by Minotto Management Company LLC, a limited liability company organized under the laws of Georgia, as the sole general partner.

                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered pursuant to this Prospectus to be included as part of the shelf registration statement on Form S-3 (the "Registration Statement") prepared by the Company for the disposition of the Selling Stockholders' shares of Common Stock. Any or all of the Selling Stockholders' shares of Common Stock may be sold from time to time to or through brokers or dealers, acting as principal or agents, in transactions (which may involve block transactions) on the NYSE, in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or otherwise, or directly or indirectly through brokers or agents in private sales at negotiated prices, or through a combination of any such methods of sale, including but not limited to bulk sale to a brokerage firm, but not pursuant to an underwritten public offering. Such prices will be determined by the Selling Stockholders or by an agreement between the Sole Stockholders and brokers or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees, discounts or commissions in connection therewith, which fees, discounts or commissions may be in excess of customary commissions. The Common Stock may also be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), rather than pursuant to a Prospectus.

     The Selling Stockholders may from time to time pledge shares of Common Stock owned by them to secure margin or other loans made to one or more of the Selling Stockholders or to entities in which one or more of the Selling Stockholders have a direct or indirect equity interest. Thus, the person or entity receiving a pledge of any shares of Common Stock may sell them in a foreclosure sale or otherwise in the same manner as described above for a Selling Stockholder.

     In connection with distributions of the shares of Common Stock covered by the Registration Statement or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution, subject to any applicable transfer restrictions in agreements between the Selling Stockholders and the Company, may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering or secondary distribution or a purchase by a broker-dealer, to the extent required by applicable law, a supplement to this Prospectus will be distributed that will set forth the name of each such Selling Stockholder, and of the broker-dealer(s) or agents, the aggregate amount of Common Stock being offered and the terms of the offer, including all discounts, commissions and other items constituting compensation from the Selling Stockholders, if any, and all discounts, commissions or concessions allowed or re-allowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

     The outstanding Common Stock is listed on the NYSE.

     Under the Registration Rights Agreement with the Selling Stockholders, the Company has agreed to use its best efforts to register or qualify all the Selling Stockholder's Common Stock covered by this Prospectus under the blue sky laws of such jurisdictions as the Selling Stockholders may reasonably request and to keep such registration in effect for so long as such Prospectus remains in effect, and to take any other action which may be reasonably necessary or advisable, subject to certain restrictions, to enable the Selling Stockholders to consummate the disposition in such jurisdiction of their Common Stock.

     Under the terms of the Registration Rights Agreement with the Selling Stockholders, the Company also has agreed to use its best efforts to keep the Registration Statement of which this Prospectus is a part continuously effective until the earlier of (i) December 30, 1999 and (ii) such time as the Common Stock held by the Selling Stockholders may be sold in one transaction pursuant to Rule 144 under the Securities Act.

     Pursuant to the Registration Rights Agreement with the Selling Stockholders, the Company further has agreed to pay any and all expenses incident to the performance of or compliance with such agreement including, among other things, registration and filing fees, fees and expenses incurred in connection with compliance with securities or blue sky laws of the applicable states, fees and disbursements of counsel and independent public accountants for the Company. The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, that may arise in connection with their distribution of the Common Stock.

                                 LEGAL MATTERS

     The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy.

                                    EXPERTS

     The consolidated financial statements and schedule of Graham-Field Health Products, Inc. (the "Company") appearing in the Company's Annual Report (Form 10-K/A-3) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Everest & Jennings appearing in the Proxy Statement/Consent Solicitation Statement/Prospectus dated December 19, 1997 contained in the Company's Registration Statement on Form S-4/A (the "Proxy Statement/Consent Solicitation Statement/Prospectus") have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given by the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Fuqua Enterprises, Inc. appearing in the Proxy Statement/Consent Solicitation Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given by the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of the Lumex Division of Lumex, Inc. appearing in the Proxy Statement/Consent Solicitation Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given by the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     An itemized statement of the estimated amount of all expenses in connection with the distribution of the securities registered hereby is as follows:

        Securities and Exchange Commission registration fee................  $  5,286
        Legal fees and expenses............................................     5,000
        Accounting fees and expenses.......................................     2,500
        Transfer Agent's fees..............................................     1,500
        Miscellaneous......................................................     1,500
                                                                               ------
                  Total....................................................  $ 15,786
                                                                               ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Article V of the Company's By-laws requires that the Company indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Company to the fullest extent permitted or required by the Delaware General Corporation Law.

     The Company's Certificate of Incorporation, as amended, provides that directors of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) any act or omission where the liability of the director is expressly provided for by certain statutes listed therein or (iv) any transaction for which the director derived an improper personal benefit.

     The Company has a directors and officers liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his capacity as an officer or director.

ITEM 16.  EXHIBITS

     (a) Exhibits:

 2(a)   --   Agreement and Plan of Merger dated as of September 5, 1997 and amended as of
             September 29, 1997, by and among the Company, Fuqua Enterprises, Inc. and GFHP
             Acquisition Corp., incorporated by reference as Exhibit 2.1 to the Company's S-4
             Registration Statement filed on December 18, 1997 (Registration No. 333-42561)
             (the "1997 Registration Statement").
 4(a)   --   Registration Rights Agreement dated as of November 25, 1997, by and among the
             Company, Gene J. Minotto and Minotto Partners, L.P., incorporated by reference as
             Exhibit 2.5 to the 1997 Registration Statement.
  5.1   --   Opinion of Milbank, Tweed, Hadley & McCloy.
 23.1   --   Consent of Ernst & Young LLP, independent auditors.
 23.2   --   Consent of Ernst & Young LLP, independent auditors.
 23.3   --   Consent of Ernst & Young LLP, independent auditors.
 23.4   --   Consent of Price Waterhouse LLP, independent auditors.
 23.5   --   Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5.1).

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Graham-Field Health Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on January 30, 1998.

                                          GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                          By:      /s/ IRWIN SELINGER
                                            ------------------------------------
                                              Irwin Selinger, Chairman of the
                                             Board and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin Selinger as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                 SIGNATURES                                TITLE                     DATE
---------------------------------------------  ------------------------------  -----------------

             /s/ IRWIN SELINGER                Chairman of the Board and       January 30, 1998
---------------------------------------------  Chief Executive Officer
               Irwin Selinger                  (Principal Executive Officer
                                               and Director)

             /s/ GARY M. JACOBS                Vice President/Finance and      January 30, 1998
---------------------------------------------  Chief Financial Officer
               Gary M. Jacobs                  (Principal Financial Officer
                                               and Principal Accounting
                                               Officer)

           /s/ ANDREW A. GIORDANO              Director                        January 30, 1998
---------------------------------------------
             Andrew A. Giordano

            /s/ DAVID P. DELANEY               Director                        January 30, 1998
---------------------------------------------
              David P. Delaney

             /s/ RODNEY F. PRICE               Director                        January 30, 1998
---------------------------------------------
               Rodney F. Price

            /s/ STEVEN D. LEVKOFF              Director                        January 30, 1998
---------------------------------------------
              Steven D. Levkoff

              /s/ J. REX FUQUA                 Director                        January 30, 1998
---------------------------------------------
                J. Rex Fuqua

                                 EXHIBIT INDEX

ITEM
 NO.                                            DESCRIPTION
-----        ----------------------------------------------------------------------------------
 2(a)   --   Agreement and Plan of Merger dated as of September 5, 1997 and amended as of
             September 29, 1997, by and among the Company, Fuqua Enterprises, Inc. and GFHP
             Acquisition Corp., incorporated by reference as Exhibit 2.1 to the Company's S-4
             Registration Statement filed on December 18, 1997 (Registration No. 333-42561)
             (the "1997 Registration Statement").
 4(a)   --   Registration Rights Agreement dated as of November 25, 1997, by and among the
             Company, Gene J. Minotto and Minotto Partners, L.P., incorporated by reference as
             Exhibit 2.5 to the 1997 Registration Statement.
  5.1   --   Opinion of Milbank, Tweed, Hadley & McCloy.
 23.1   --   Consent of Ernst & Young LLP, independent auditors.
 23.2   --   Consent of Ernst & Young LLP, independent auditors.
 23.3   --   Consent of Ernst & Young LLP, independent auditors.
 23.4   --   Consent of Price Waterhouse LLP, independent auditors.
 23.5   --   Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5.1).